Exhibit 10.8
SECOND AMENDMENT
TO THE
PNM RESOURCES, INC.
NON-UNION SEVERANCE PAY PLAN
Effective January 1, 2002, Public Service Company of New Mexico (“PNM”) adopted the Public Service Company of New Mexico Benefits My Way Plan (the “BMW Plan”), which included a number of component programs including Program 12, Non-Union Severance Pay Program (the “Non-Union Severance Program”). Effective as of November 27, 2002, sponsorship of the Plan was transferred from PNM to PNM Resources, Inc. The BMW Plan was subsequently amended to divide it into a number of separate plans, including the PNM Resources, Inc. Non-Union Severance Pay Plan (the “Plan”). The Plan has been amended or restated on a number of occasions, with the most recent restatement being effective December 1, 2021. The restated Plan has been amended on one previous occasion. Effective August 2, 2024, PNM Resources, Inc. changed its name to TXNM Energy, Inc. (the “Company”). By this instrument, the Plan is hereby amended to change the name of the Plan and the sponsoring employer to reflect the name change of PNM Resources, Inc. to TXNM Energy, Inc.
1.    This Second Amendment shall be effective as of January 1, 2025.
2.    The name of the Plan is hereby amended to read as follows:
TXNM ENERGY, INC. NON-UNION SEVERANCE PAY PLAN
3.    The second paragraph of the Introduction to the Plan is hereby amended and by the addition of the following new sentences to the end thereof to read as follows:
Effective August 2, 2024, PNM Resources changed its name to TXNM Energy, Inc. (“TXNM Energy”) and the name of the Plan shall now be the TXNM Energy, Inc. Non-Union Severance Pay Plan (the “Plan”).

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4.    Section 2.1(d) of the Plan (Definitions – “Board”) is hereby amended and restated in its entirety to read as follows:
(d)    “Board” means the Board of Directors of TXNM Energy.
5.    Section 2.1(h) of the Plan (Definitions – “Company”) is hereby amended and restated in its entirety to read as follows:
(h)    “Company” means, collectively, TXNM Energy or any Affiliate of TXNM Energy that is authorized by the Board to adopt the Plan and which has adopted the Plan pursuant to Article IX (Adoption by Affiliates).
6.    Section 2.1(u) of the Plan (Definitions – “Plan”) is hereby amended and restated in its entirety to read as follows:
(u)    “Plan” means the TXNM Energy, Inc. Non-Union Severance Pay Plan, as set forth in this document and as it may be amended from time to time.
7.    Section 2.1(w) of the Plan (Definitions – “PNM Resources”) is hereby amended and restated in its entirety to read as follows:
(w)    “TXNM Energy” means TXNM Energy, Inc. As used in the Plan, “TXNM Energy” also means any successor in interest to TXNM Energy resulting from merger, consolidation, or transfer of substantially all of TXNM Energy’s assets.
8.    The purpose of this Second Amendment is to change the name of the Plan and the name of the sponsoring employer. All references to “PNM Resources, Inc.” are hereby replaced with references to “TXNM Energy, Inc.” unless the context (such as discussion of the formation of the Plan) indicates otherwise. Any other provisions of the Plan which are inconsistent with this name change are hereby amended to the extent necessary to complete the name change. Regardless of the name change, any individuals or entities serving as fiduciaries or service providers with respect to the Plan shall continue to serve as such, subject to the provisions of the Plan. Similarly, any policies or procedures previously adopted by the fiduciaries shall continue in full force and effect.
9.    This Second Amendment shall only amend the provisions of the Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect.
IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of this 17th day of April, 2025.
TXNM ENERGY, INC.

By:     /s/ Brian G. Iverson
Brian G. Iverson
General Counsel, Senior Vice President Regulatory and Public Policy, and Corporate Secretary
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